EXHIBIT 32.2



          CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with Amendment No. 1 to the Quarterly Report of Parlux Fragrances, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank A. Buttacavoli, Chief Operating Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                               By:  /s/ Frank A. Buttacavoli
                                    ------------------------
                                    Frank A. Buttacavoli
                                    Executive Vice President,
                                    Chief Operating Officer and
                                    Chief Financial Officer
                                    (Principal Financial Officer)
                                    June 1, 2004